EXHIBIT 10.2

LETTER AMENDMENT AND WAIVER

Dated as of July 27, 2007

To the banks, financial institutions
    and other institutional lenders
    (collectively, the "Lenders")
    parties to the Credit Agreement
    referred to below and to Wachovia Bank, National Association, as administrative agent (the "Administrative Agent") for the Lenders

Ladies and Gentlemen:

        We refer to the Amended and Restated Five-Year Credit Agreement dated as of May 16, 2005 (the "Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment and Waiver (this "Letter Amendment") have the same meanings as specified in the Credit Agreement.

        Jones Apparel Group, one of the Additional Obligors, has announced its intention to sell its Subsidiary Barneys New York, Inc. to an independent third party (the "Barneys Sale"). We hereby request that you agree to amend Section 11.6 of the Credit Agreement to permit the Barney's Sale and to amend Section 10.2 of the Credit Agreement to permit us to use the proceeds of the Barneys Sale to repurchase shares of our outstanding common stock.

        You have indicated your willingness, on the terms and conditions stated below, to so agree. Accordingly, it is hereby agreed by you and us as follows:

        The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

        (a) Section 10.2 is amended in full to read as follows:

        SECTION 10.2. Minimum Net Worth. As of the end of any fiscal quarter, permit Consolidated Net Worth to be less than $1,750,000,000, provided that such amount shall be permanently reduced by the amount equal to such portion of the cash proceeds (net of income or gains taxes payable by the seller as a result of any gain recognized in connection therewith) of the Barneys Sale that are used to repurchase outstanding common stock of Jones Apparel Group within six months after the consummation of the Barneys Sale.

        (b) Section 11.6 is amended by adding to the end thereof a new subsection (g), to read as follows:

        (g) the sale of Barneys New York, Inc., a wholly-owned Subsidiary of Jones Apparel Group, to an independent third party (the "Barneys Sale").

        The Credit Parties' failure to comply with Section 10.1 of the Credit Agreement as of the end of the fiscal quarter ended July 7, 2007 is hereby waived in respect of such fiscal quarter, effective as of the date of this Letter Amendment, provided that the Interest Coverage Ratio as of the end of such fiscal quarter is not less than 2.50:1.00.

The Credit Parties represent and warrant as follows:

i.	Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
ii.	The execution, delivery and performance by each Credit Party of this Letter Amendment and the performance by each Credit Party of its obligations under the Credit Agreement, as amended hereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any of the Credit Parties or any of their Subsidiaries to obtain any Governmental Approval not otherwise already obtained or violate any Applicable Law relating to the Credit Parties or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Credit Parties or any of their Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any material Lien upon or with respect to any property now owned or hereafter acquired by such Person other than a Lien permitted under the terms of the Loan Documents.
iii.	Each of the Credit Parties has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Letter Amendment and the performance of its obligations under the Credit Agreement, as amended hereby, in accordance with their respective terms. This Letter Amendment has been duly executed and delivered by the duly authorized officers of the Credit Parties and such document constitutes, and each of the Loan Documents does and continues to constitute, the legal, valid and binding obligation of the Credit Parties and, if applicable, each of their Subsidiaries party thereto, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.
iv.	Except for matters existing on the Closing Date and set forth on Schedule 7.1(q) to the Credit Agreement, there are no actions, suits or proceedings pending nor, to the knowledge of the Credit Parties, threatened against or affecting the Credit Parties or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or which relate to the enforceability of this Letter Amendment or any Loan Documents, as amended hereby.
v.	No event has occurred and is continuing that constitutes a Default or an Event of Default.

        This Letter Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Letter Amendment, and the consent attached hereto executed by each Additional Obligor. This Letter Amendment is subject to the provisions of Section 14.11 of the Credit Agreement.

        On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit

Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

        The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

        This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

        This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours, JONES APPAREL GROUP USA, INC., as Borrower By: /s/ Joseph T. Donnalley Name: Joseph T. Donnalley Title: Treasurer
JONES APPAREL GROUP, INC., as Additional Obligor By: /s/ Joseph T. Donnalley Name: Joseph T. Donnalley Title: Treasurer and Sr. Vice President, Corporate Taxation and Risk Management
JONES APPAREL GROUP HOLDINGS, INC., as Additional Obligor By: /s/ Joseph T. Donnalley Name: Joseph T. Donnalley Title: Treasurer
JONES RETAIL CORPORATION, as Additional Obligor By: /s/ Joseph T. Donnalley Name: Joseph T. Donnalley Title: Vice President and Treasurer
NINE WEST FOOTWEAR CORPORATION, as Additional Obligor By: /s/ Joseph T. Donnalley Name: Joseph T. Donnalley Title: Treasurer
Agreed as of the date first above written:
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and Lender By: /s/ Susan T. Gallagher Name: Susan T. Gallagher Title:Vice President
JPMORGAN CHASE BANK, N.A., as Issuing Lender and Lender By: /s/ James A. Knight Name: James A. Knight Title: Vice President
CITIBANK, N.A., as Issuing Lender and Lender By: /s/ John McQuiston Name: John McQuiston Title: Vice President & Director
BANK OF AMERICA, N.A., as Issuing Lender and Lender By: /s/ Thomas J. Kane Name: Thomas J. Kane Title: Senior Vice President
BARCLAYS BANK PLC, as Lender By: /s/ Esther Carr Name: Esther Carr Title: Manager
SUNTRUST BANK, as Lender By: /s/ Michael Vegh Name: Michael Vegh Title: Vice President
THE ROYAL BANK OF SCOTLAND PLC, as Lender By: /s/ Charlotte Sohn Fuiks Name: Charlotte Sohn Fuiks Title: Managing Director

STANDARD CHARTERED BANK,
as Lender

By: /s/ Bert de Guzman
      Name:  Bert de Guzman
       Title:  Senior Vice President

By: /s/ Robert K. Reddington
      Name:  Robert K. Reddington
      Title: AVP/Credit Documentation, Credit Risk Control

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, NEW YORK BRANCH, as Lender By: /s/ Spencer Hughes Name: Spencer Hughes Title: Authorized Signatory
BANK OF CHINA, as Lender By: /s/ Richard Bradspies Name: Richard Bradspies Title: Deputy General Manager
MIZUHO CORPORATE BANK, LTD., as Lender By: /s/ Hidekatsu Take Name: Hidekatsu Take Title: Deputy General Manager
THE BANK OF NOVA SCOTIA, as Lender By: /s/ Todd S. Meller Name: Todd S. Meller Title: Managing Director
UNION BANK OF CALIFORNIA, N.A., as Lender By: /s/ Ching Lim Name: Ching Lim Title: Vice President
BANK LEUMI USA, as Lender By: /s/ Phyllis Rosenfeld Name: Phyllis Rosenfeld Title: Vice President By: /s/ Iris Steinhardt Name: Iris Steinhardt Title: Vice President
BEAR STEARNS CORPORATE LENDING INC., as Lender By: /s/ Randall Trombley Name: Randall Trombley Title: Authorized Signatory
ISRAEL DISCOUNT BANK OF NEW YORK, as Lender By: /s/ Juan C. Ziano Name: Juan C. Ziano Title: First Vice President By: /s/ David Korngruen Name: David Korngruen Title: Vice President
FORTIS CAPITAL CORPORATION, as Lender By: /s/ Gill Dickson Name: Gill Dickson Title: Director By: /s/ Daniel Jaffe Name: Daniel Jaffe Title: Vice President
LAND BANK OF TAIWAN, as Lender By: Name: Title: